UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL
OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response .....5.00

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 10, 2007

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)
Delaware	333-56365	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
521 East Morehead Street, Suite 250, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(704) 344-8150
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.01 Completion of Acquisition or Disposition of Assets.

On January 15, 2007, Taconic Telephone Corp. (“Taconic”), a subsidiary of FairPoint Communications, Inc. (the “Company”), entered into a Partnership Interest Purchase Agreement (the “Interest Purchase Agreement”) with Cellco Partnership d/b/a Verizon Wireless and Verizon Wireless of the East LP pursuant to which Taconic agreed to sell its 7.5% limited partnership interest (the “Interest”) in Orange County-Poughkeepsie Limited Partnership (the “Partnership”) to Cellco Partnership (the “Disposition”). A copy of the Interest Purchase Agreement is filed as Exhibit 10.1 hereto.

Warwick Valley Telephone Company, which owns an interest in the Partnership (“Warwick”), exercised its right of first refusal pursuant to the partnership agreement governing the Partnership (the “Partnership Agreement”) to purchase its pro rata portion of the Interest. In connection with such exercise, Warwick and the parties to the Interest Purchase Agreement entered into a Joinder Agreement, dated as of April 5, 2007 (the “Joinder Agreement”), which provides for, among other things, the purchase by Warwick of 8.108% of the Interest and Warwick to be bound by the terms and conditions of the Interest Purchase Agreement. A copy of the Joinder Agreement is filed as Exhibit 10.2 hereto.

Pursuant to an Assignment and Assumption Agreement, dated as of April 9, 2007, by and between Taconic and its parent, MJD Ventures, Inc. (“MJD”), Taconic assigned the Interest to MJD, subject to the Interest Purchase Agreement and the Joinder Agreement.

The Disposition closed on April 10, 2007. The purchase price is subject to downward adjustment from $55.0 million for distributions in excess of $1.0 million which Taconic received or which Taconic or MJD is entitled to receive from the Partnership for the period from January 1, 2007 through the closing date of the Disposition. For the period from January 1, 2007 through March 31, 2007, Taconic received distributions from the Partnership of approximately $2.025 million, which resulted in a downward adjustment to the purchase price of approximately $1.025 million. There will be a further downward adjustment for distributions received from the Partnership for the period from April 1, 2007 through the closing date of the Disposition. The Company will use the net proceeds from the Disposition to fund costs related to the Company’s pending acquisition of the local exchange business of Verizon Communications Inc. (“Verizon”) in Maine, New Hampshire and Vermont pursuant to the Agreement and Plan of Merger, dated as of January 15, 2007 (the “Merger Agreement”), by and among the Company, Verizon and Northern New England Spinco Inc. (“Spinco”) pursuant to which Spinco will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

Taconic has historically received annual distributions of approximately $9 to $10 million as a result of its ownership of the Interest. As a result of the Disposition, neither the Company nor any of its subsidiaries will receive any further distributions from the Partnership.

Item 8.01	Other Events.

On April 10, 2007, the Company issued a press release announcing the Disposition (the “Release”). A copy of the Release is being furnished by being attached hereto as Exhibit 99.1. Such material may be deemed soliciting material in connection with the meeting of the Company’s stockholders to be held pursuant to the Merger Agreement and a prospectus in connection with the issuance of common stock of the Company to stockholders of Spinco in the Merger.

The Company has filed a registration statement, including a proxy statement, and other materials with the Securities and Exchange Commission (“SEC”) in connection with the Merger. The Company urges investors to read these documents when they become available because they will contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about the Company and the Merger, at www.sec.gov, the SEC’s website, or www.fairpoint.com/investor, when they are available. Investors may also obtain free copies of these documents and the Company’s SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

The Company and the Company’s directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Company stockholders with respect to the Merger and related transactions. Information about the Company’s directors and executive officers is available in FairPoint’s Annual Report on Form 10-K for the year ended December 31, 2006. Additional information regarding the interests of potential participants will be included in the registration statement and proxy statement and other materials to be filed by the Company with the SEC.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
(b) Pro Forma Financial Statements

The following unaudited pro forma financial statements have been prepared as if the Disposition had been completed as of January 1, 2006 for purposes of the condensed statement of operations and on December 31, 2006 for purposes of the condensed balance sheet.

The unaudited pro forma financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL STATEMENTS ARE PRESENTED FOR ILLUSTRATIVE PURPOSES ONLY AND ARE NOT NECESSARILY INDICATIVE OF FUTURE OPERATING RESULTS OR THE FINANCIAL CONDITION OF THE COMPANY.

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2006
(in thousands)

Assets	FairPoint As Reported December 31, 2006	Pro Forma add (deduct) adjustments		FairPoint Pro Forma
Current assets:
Cash	$3,805	$55,000	(a)	$58,805
Accounts receivable, net	28,533	—		28,533
Other	13,184	—		13,184
Deferred income tax, net	33,648	(19,363)	(b)	14,285
Total current assets	79,170	35,637		114,807

Property, plant, and equipment, net	246,264	—		246,264
Goodwill	499,184	—		499,184
Investments	12,057	(5,006)	(a)	7,051
Deferred income tax, net	23,830	565	(b)	24,395
Deferred charges and other assets	24,725	—		24,725
Total assets	$885,230	$31,196		$916,426
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,337	$—		$14,337
Dividend payable	13,908	—		13,908
Current portion of long-term debt	714	—		714
Demand notes payable	312	—		312
Accrued interest payable	560	—		560
Other accrued liabilities	16,017	3,618	(b)	19,635
Liabilities of discontinued operations	486	—		486
Total current liabilities	46,334	3,618		49,952
Long-term liabilities:
Long-term debt, net of current portion	607,272	—		607,272
Deferred credits and other long-term liabilities	6,897	—		6,897
Total long-term liabilities	614,169	—		614,169
Minority interest	8	—		8
Stockholders’ equity:
Common stock	352	—		352
Additional paid-in capital	530,536	—		530,536
Accumulated other comprehensive income, net	5,376	—		5,376
Accumulated deficit	(311,545)	27,578	(a)	(283,967)
Total stockholders’ equity	224,719	27,578		252,297

Total liabilities and stockholders’ equity	$885,230	$31,196	$916,426

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited Proforma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2006
(in thousands, except per share data)

	FairPoint As Reported December 31, 2006	Pro Forma add (deduct) adjustments		FairPoint Pro Forma

Revenues	$270,069	$—		$270,069
Operating expenses:
Operating expenses, excluding depreciation and
amortization	155,463	—		155,463
Depreciation and amortization	53,236	—		53,236
Total operating expenses	208,699	—		208,699
Income from operations	61,370	—		61,370
Other income (expense):
Net gain (loss) on sale of investments
and other assets	14,740	—		14,740
Interest and dividend income	3,315	—		3,315
Interest expense	(39,665)	—		(39,665)
Impairment on investments	—	—		—
Equity in net earnings of investees	10,616	(10,018)	(a)	598
Total other expense	(10,994)	(10,018)		(21,012)
Income (loss) from continuing operations
before income taxes	50,376	(10,018)		40,358
Income tax (expense) benefit	(19,858)	3,947	(b)	(15,911)
Minority interest in income of subsidiaries	(2)	—		(2)
Income (loss) from continuing operations	30,516	(6,071)		24,445
Discontinued operations:
Income on disposal of assets of discontinued operations	574	—		574
Income from discontinued operations	574	—		574
Net income (loss)	$31,090	$(6,071)		$25,019
Basic weighted average shares outstanding	34,629			34,629
Diluted weighted average shares outstanding	34,754			34,754

Basic earnings (loss) per common share:
Continuing operations	$0.88			$0.70
Discontinued operations	0.02			0.02
Net income	0.90			0.72
Diluted earnings (loss) per common share:
Continuing operations	$0.88			$0.70
Discontinued operations	0.01			0.02
Net income	0.89			0.72

(a)	These adjustments reflect the elimination of the Company’s investment in and earnings from the Partnership to reflect the Disposition.
(b)	This adjustment reflects the income tax impact of the adjustment described above.

(d) Exhibits
Exhibit Number	Description
10.1	Partnership Interest Purchase Agreement, dated as of January 15, 2007, by and among Taconic Telephone Corp., Cellco Partnership d/b/a Verizon Wireless and Verizon Wireless of the East LP*

10.2	Joinder Agreement, dated as of April 5, 2007, by and among Warwick Valley Telephone Company, Taconic Telephone Corp., Cellco Partnership d/b/a Verizon Wireless and Verizon Wireless of the East LP

99.1	Press Release dated April 10, 2007

* Incorporated by reference to the Current Report on Form 8-K of the Company filed on January 19, 2007.

The information in Item 8.01 of this Current Report, including the related exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. Such information in this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
Name:	John P. Crowley
Title:	Executive Vice President and
Chief Financial Officer

Date: April 10, 2007